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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): June 15, 2005



                             BOSS HOLDINGS, INC.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)



                                  Delaware
                         -------------------------
               (State or Other Jurisdiction of Incorporation)



                 0-23204                              58-1972066
         ------------------------          ---------------------------------
         (Commission File Number)          (IRS Employer Identification No.)


                            221 West First Street
                           Kewanee, Illinois 61443
                           -----------------------
                  (Address of Principal Executive Offices)



                               (800) 447-4581
                       -------------------------------
                       (Registrant's Telephone Number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



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ITEM 8.01.        OTHER EVENTS

         On June 15, 2005, Boss Manufacturing Company (Boss) purchased substantially all assets of Head-Lite, LLC of Scottsdale, Arizona (Head-Lite) constituting Head-Lite's specialty lighting business (Purchased Business). Head-Lite's product line consists of baseball style caps with a light source integrally installed above the bill of the cap providing for hands-free illumination. Head-Lite caps serve as hands-free flashlights in a myriad of uses, with commercial, industrial and home applications. Boss acquired the Purchased Business for a cash purchase price of $700,000 and assumption of certain current liabilities primarily related to inventory. The purchased assets include Head-Lite's accounts receivable, inventory, patents, trademarks and other tangible and intangible personal property used in the Purchased Business.

         In connection with the acquisition, Boss entered into Non-Compete Agreements with each of Marc Israel and Hilton Efune, Head-Lite's prior managers. The Non-Compete Agreements do not provide for any additional compensation to Mr. Israel or Mr. Efune. The Non-Compete Agreements include restrictions on the disclosure of any confidential information concerning the Purchased Business and restrict any competition with the Purchased Business for a minimum term of seven years. Mr. Israel has been the chief executive and operational manager of Head-Lite since its organization as a start-up business in 2002 and will be employed by Boss to manage the Head-Lite division going forward.

         Head-Lite generated sales of approximately $685,000 during 2004 and approximately $141,000 during the first quarter of 2005. Boss intends to distribute Head-Lite products in Boss's numerous channels of distribution. Head-Lites are a natural product line extension to Boss's consumer and industrial glove, boot and rainwear products. Specially styled Head-Lite models will be marketed to pet owners through both the Warren Pet and Boss Pet divisions and also will serve as a unique specialty product for the Galaxy Balloon subsidiary. Boss believes that Head-Lite's development and distribution of this product line was limited by Head-Lite's lack of access to sufficient capital and lack of access to adequate channels of distribution. Boss's financial strength, purchasing capability, warehouse facilities and network of distributors and manufacturer's representatives should provide a much broader and more efficient means of developing and distributing this unique product.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BOSS HOLDINGS, INC.



By:      /s/ J. Bruce Lancaster
    ---------------------------------------------------------
         J. Bruce Lancaster, Executive Vice President


Date:  June 17, 2005


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